INDEPENDENT  AUDITOR'S  CONSENT


To  The  Board  of  Directors  of
Internet  Golf  Association,  Inc.

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form SB-2 of our report dated February 18, 2000 (except for Note 8 which is as of February 24, 2000) relating to the consolidated financial statements of Internet Golf Association, Inc. and subsidiaries, appearing in the Prospectus,which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                              /s/   Corbin  &  Wertz

                              CORBIN  &  WERTZ


Irvine,  California
March  28,  2000